OPINION OF KRYS BOYLE FREEDMAN & SAWYER, P.C.

                        KRYS BOYLE FREEDMAN & SAWYER, P.C.
                                ATTORNEYS AT LAW
                      Dominion Plaza, Suite 2700 South Tower
                              600 Seventeenth Street
                              Denver, Colorado 80202
Telephone                                                       Facsimile
(303) 893-2300                                                  (303) 893-2882
                               November 10, 1998

SMLX Technologies, Inc.
376 Ansin Boulevard
Hallandale, Florida  33009

Gentlemen:

     We have acted as counsel to SMLX Technology, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 3,100,000 shares (the "Shares") of its Common Stock, $.0001 par value (the "Common Stock") being offered for resale by selling shareholders. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Articles of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the 3,100,000 Shares being offered for resale have been duly and validly authorized by the Company and have been duly and validly issued and are fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registation Statement.

                                    Very truly yours,

                                    KRYS BOYLE FREEDMAN & SAWYER, P.C.


                                    By:  /s/ Jon D. Sawyer
                                             Jon D. Sawyer